This is a consumer credit transaction

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this "**Agreement**") is made on October 1, 2022, by and between Meten Holding Group Ltd., a Cayman limited company, with registered address at Cricket Square, Hutchins Drive P.O.Box 2681 Grand Cayman KY1-1111 Cayman Islands.

("**Borrower**") and **JM DIGITAL INC**, with its principal place of business located at 589 Howard Street, San Francisco, CA, USA, 94105 ("**Lender**").

1. **The Loan.** Upon the terms and subject to the conditions set forth in this Agreement, Lender agrees to make a single loan to Borrower in the principal amount of USDT dollars ($1,000,000.00) (the "**Loan**") on the date all of the terms and conditions to making such Loan havebeen satisfied in Lender's sole discretion (the "**Closing Date**"). Upon disbursement of the Loan proceeds, Lender shall retain the Fee (if any) as a prepaid finance charge. The Fee is fully earned and nonrefundable by Lender on the date it is collected. This is a closed-end loan and is secured by the Collateral defined herein. Amounts repaid in respect of the Loan may not be reborrowed. The indebtedness of Borrower to Lender on account of the Loan ("**Indebtedness**") includes the Loan, and any other feesdue hereunder, and all interest (including interest accruing at the then applicable rate provided herein after the Maturity Date (as defined below) permitted fees under this Agreement, and any other sum chargeable to Borrower under any of the Related Documents (as defined below), but only to the extent permitted by applicable law. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided by the Uniform Commercial Code as in effect in the state identified as the Borrower's residence, above, ("UCC") to the extent such terms are defined therein.

2. **Related Documents**. This Agreement and such other agreements, certificates, instruments, guaranties, authorizations or other documents executed to further, permit, effect or promote any purpose set forth in this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time (collectively with this Agreement, the "**Related Documents**"), including, without limitation, any UCC-1 financing statements naming Borrower as debtor and Lender as the secured party (the "**UCC-1 Financing Statement**"), and any other security agreement relating to the Collateral, memorialize the terms and conditions pursuant to which Lender is willing to provide the Loan. Borrower understands and agrees that this Agreement and the other Related Documentsshall apply to the Loan and the Indebtedness, including, without limitation, the granting, renewing or extending of the Loan as provided herein.

3. **Repayment Terms**. Borrower agrees to repay the Loan in installments as set forth below in Appendix A. All payments of principal and interest and other sums due hereunder shall be made in immediately available funds to the Lender at such account or place as the Lender may specify for such purpose by written notice to Borrower from time to time. Borrower agrees that Lender's internal records shall, absent

manifest error, serve for all purposes as conclusive evidence of the outstanding principal balance of the Loan, as well as the amount of interest, fees and charges that may be owed to Lender at any time. Lender generally shall apply payments first to interest then due, then to any outstanding fees, charges or other expenses, and then to the principal, except as otherwise required by applicable law, provided, however, if the address of the Borrower as shown on the first page of this Agreement is in Ohio or Washington then payments shall be applied first to any unpaid charges, then to interest, and the remainder to the unpaid principal balance of the Loan. Notwithstanding anything to the contrary in this Agreement, any payment of principal or interest due hereunder shall be calculated as of such payment date as an amount that is equal to the lesser of (i) the U.S. dollar amount of such payment and (ii) the U.S. dollar amount of such payment multiplied by the Redemption Ratio of the Stablecoin with the highest Value. For the purposes of the foregoing, "Stablecoin" means any one of the following: Binance USD (BUSD), Gemini Dollar (GUSD), Paxos Dollar (PAX), USD Coin (USDC) and any other stablecoin that is redeemable for U.S. dollars; "Redemption Ratio" means a fraction, the numerator of which is the Value of such Stablecoin on such payment date and the denominator of which is one U.S. dollar ($1); and "Value" means, for each Stablecoin, the U.S. dollar redemption value for one of such Stablecoin as established by the issuer or sponsor of such Stablecoin on such payment date.

If the loan currency provided by the lender to the borrower is a stablecoin, the borrower can pay the same type of stablecoin when repaying.

During the loan period, the borrower has the right to repay the entire loan in advance without paying any charges other than interest.

(a) **Payment Schedule.** The Borrower agrees to repay the Lender according to the Appendix A, as specified herein.

(b) **Late Payments**. To the extent permitted under applicable law, Borrower agrees that if any payment pursuant to Section 3(a) is not made within twenty (20) days of the due date, (i) Borrower will be charged a late charge of fifteen dollars ($15.00) or five percent (5.00%) of the amount of the past due payment, whichever is greater; and (ii) subject to compliance with applicable law, Lender may liquidate a portion of the Collateral in an amount equal to any late payment and corresponding late charge.

4. **Conditions to Lender's Obligations**. Lender's obligation to advance funds under this Agreement shall be subject to the satisfaction of all of the conditions set forth in this Agreement and the Related Documents, including, without limitation, the following specific conditions precedent:

(a) **Representations and Warranties.** The representations and warranties set forth in this Agreement and the other Related Documents are true and correct in all material respects; provided, however, that those representations and warranties expressly referring to another specific date shall be true and correct in all material respects as of such date.

(b) **No Event of Default.** There shall not exist at the time of the advance, and after giving effect thereto, a condition which would constitute an Event of Default under this Agreement.

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[3] If you are not a resident of the U.S. or Canada or you have requested a loan with no monthly interest payments, please see, "Appendix A: Bullet Loans" for your Prepayments definition.

(c) **Collateral.** Borrower agrees to use 2,000 (Two Thousand) units of Ant Miner (S19 series machines) that are hosted at Exponential Digital, LLC's facilities as collateral.

(d) **Priority.** Lender shall have actual or constructive possession of the Collateral, as applicable, and a first priority security interest in the Collateral.

Notwithstanding the above, Borrower's failure to meet any of the conditions set forth in this Section 4 shall not provide any basis for Borrower to contest the enforceability of the Loan.

5. **Grant of Security Interest in Collateral**. For valuable consideration, the adequacy and receipt of which is hereby acknowledged, Borrower hereby:

(a) pledges, assigns, transfers and delivers to Lender, and grants to Lender a continuing and unconditional first priority security interest in all of Borrower's present and future rights, title and interest in the following (collectively referred to as the "**Collateral**") as security for the payment and performance of the Indebtedness:

2,000 units of Ant Miner (S19 series) machines ("Dedicated Collateral");

(b) agrees that such security interest granted by Borrower to Lender constitutes a valid, first priority security interest in the Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement, Lender's security interest in the Collateral shall remain in effect for so long as any Indebtedness remains outstanding under this Agreement or any of the Related Documents.

(c) agrees that Lender has the rights stated in this Agreement with respect to the Collateral, in addition

to all other rights which Lender may have by law.

(d) authorizes Lender at any time and from time to time, at Borrower's expense, to file in any jurisdiction any financing statements and amendments that: (i) name the Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

(e) acknowledges and agrees that the obligations of Borrower under this Agreement shall be full recourse obligations of Borrower and that Borrower is and shall remain personally liable to Lender for the payment in full of all Indebtedness and performance of all obligations hereunder.

(f) agrees that in addition to this Agreement, all liens, security interests, assignments, suretyship obligations, stock pledges, rights and remedies granted to Lender in this Agreement and any Related Documents secure all obligations, debts and liabilities, plus interest thereon, of Borrower to Lender and any of its affiliates, as well as the claims by Lender and any of its affiliates against Borrower, whether now existing or hereafter arising (such existing or hereafter arising bilateral relationships between Borrower and Lender or any of Lender's affiliates, a "**Contract**") whether related or unrelated to the purpose of this Agreement, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, whether Borrower may be liable individually or jointly with others, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

6. **Borrower's Representations, Warranties and Covenants.** To induce Lender to enter into this Agreement and to make the Loan, Borrower hereby makes the following representations, warranties and covenants to Lender:

(a) With respect to the Dedicated Collateral, Borrower will, at all times, maintain a loan to value ratio where the outstanding principal balance of the Loan is less than or equal to fifty percent (50%) of the Collateral Market Value, as defined in Section 7 below (the "**Required Loan to Value Ratio**").

(b) Except for the security interest in the Collateral granted by Borrower to Lender under this Agreement, Borrower is the sole, legal and equitable owner of the Collateral and no other security agreement, financing statement, or other security instrument covering the Collateral exists.

(c) Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of liens, adverse claims, and restrictions on transfer or pledge, other than those created by this Agreement or the Related Documents.

(d) There are no actions, suits, litigation or proceedings, at law or in equity, pending by or against Borrower before any court, administrative agency, or arbitrator.

(e) Borrower is, and at all times prior to the Maturity Date will be, in compliance with all applicable federal and state laws, regulations and ordinances.

(f) Borrower will not sell, dispose or otherwise transfer the Collateral or any interest in the Collateral without the prior written consent from Lender.

(g) Borrower will not create or allow any other security interest or lien on the Collateral, other than those created by this Agreement or the Related Documents.

(h) Upon Lender's request, Borrower will execute any financing statement or other document necessary to perfect or otherwise record Lender's security interest in the Collateral.

(i) Borrower will notify Lender in writing prior to making any change in Borrower's: (i) residence, if such Borrower is an individual or sole proprietorship, (ii) principal place of business, if such Borrower is a business entity that is created without any state filings, or (iii) state of organization, if such Borrower is a business entity that is created by state filings.

(j) Borrower will promptly pay all taxes and assessments due on the Collateral.

(k) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used to extend credit to others for the purpose of purchasing or carrying any margin stock.

(l) Borrower is not, and is not required to be, registered as an "investment company" under the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any law that limits the ability to incur debt, or which may otherwise render all or any portion of the obligations hereunder unenforceable.

(m) Neither Borrower nor any of its affiliates or officers, directors, brokers or agents of Borrower or its affiliates (i) has violated any anti-terrorism laws, (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering, (iii) is publicly identified on the most current list of "Specially Designated Nationals and Blocked Persons" published by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("**OFAC**") or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs, (iv) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other law, (v) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any person described in clauses (iii) or (iv) above, (vi) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any anti-terrorism law or (vii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law.

(n) Borrower will use the proceeds of the Loan solely for lawful purposes and all representations and warranties set forth in Borrower's credit application are true, correct and complete as of the date of such credit application and the date of this Agreement.

Each representation, warranty and covenant shall be made by Borrower as of the date of this Agreement and as of the date of any renewal, extension or modification of the Loan.

(o) Upon notice by Lender to Borrower of the occurrence of a Trigger Event (hereinafter defined), Borrower shall promptly, and in no case later than seventy-two (72) hours after notice is provided, deposit additional Collateral into the Depository Account in such an amount as necessary to establish a loan to value ratio where the total of the outstanding principal balance of the Loan plus all other amounts due is equal to or less than Forty percent (40%) of the Dedicated Collateral Market Value.

(p) Any Collateral liquidated by Lender is subject to a three percent (3.00%) processing fee, except if the address of the Borrower shown the first page of this Agreement is Alabama, California, Colorado, Illinois, Kansas, Maryland, Michigan, Minnesota, Missouri, Ohio, Oklahoma, Pennsylvania or Washington in which case there is no processing fee. Any additional Collateral posted by Borrower pursuant to this Section 7 must be based in the same kind of cryptocurrency as the original Collateral.

For purposes of this Section 7, (i) a "**Trigger Event**" means an event where Lender becomes aware that Borrower has failed to maintain the Required Loan to Value Ratio and the outstanding principal balance of the Loan is greater than Sixty percent (60%) of the Dedicated Collateral Market Value (the "**Maximum Loan to ValueRatio**"), and (ii) "**notice is provided**" at the earliest of (x) the time Lender transmits an electronic communication tothe Borrower of such Trigger Event, (y) the following day if sent by UPS, FedEx or other express mail overnight delivery, or (z) four (4) days from the date posted if sent by U.S. Mail, all in accordance with the Notices provisionsof Section 26 hereof.

7. **Default**. Borrower shall be in default under this Agreement, if after giving effect to any applicable cure period, upon the occurrence of, and continuation of any of the following events (each, an "**Event of Default**"):

(a) Borrower's failure to timely pay any payment when due, including any payments owed pursuant to Section 3(b), Section 3(c) and Section 7(a);

(b) A Trigger Event occurs and is continuing, and Borrower fails to deposit additional Collateral as required pursuant to Section 7;

(c) The Accelerated Maximum Loan to Value Ratio is then in effect and has not been cured pursuant to Section 7;

(d) If Borrower is an entity, the dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower held by Lender;

(e) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral securing the Loan. However, the Event of Default specified in this Section 8(e) shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute;

(f) If Borrower is an individual, Borrower dies or becomes incompetent.

(g) Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement, any Related Document or any other agreement between Borrower and Lender.

(h) Any warranty, representation or statement made or furnished to Lender by Borrower, or on Borrower's behalf, under this Agreement or any Related Document is false or misleading in any material respect.

either now or at the time made or furnished or becomes false or misleading at any time thereafter;

(i) A material adverse change occurs in the financial condition of Borrower, or the ability of Borrower to repay the Loan or perform under this Agreement or any other Related Document is impaired.

(j) A change or material development in applicable law (including case law) or regulation makes the Loan unlawful, unless grandfathered;

(k) A general suspension in buying, selling or owning Bitcoin, Ethereum or any digital asset or cryptocurrency that constitutes Collateral by U.S. federal governmental authorities or a suspension in buying, selling or owning digital assets or cryptocurrencies on at least three (3) major exchanges (including Gemini, GDAX / Coinbase, Kraken, or Bitstamp), with such disruption lasting at least five (5) days; or

(l) Borrower fails to (i) pay any principal or interest in respect of any indebtedness (including any direct, indirect, actual or contingent obligation to guarantee any debt or other obligation payable or performable by another legal person (a "**Guarantee Obligation**") when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or (ii) perform or observe any other covenant, term, condition or agreement relating to any such indebtedness or contained in any instrument or agreement evidencing or relating thereto, or any other event occurs or condition exists, the effect of which failure or other event or condition is to cause, or permit the holder or beneficiary of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity (or in the case of any Guarantee Obligation to become payable), or any such indebtedness is declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or as a mandatory prepayment), purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof.

(m) Except in California, Lender's prospect of payment, performance or ability to realize upon the Collateral is significantly impaired.

Borrower agrees to promptly notify Lender in writing upon the occurrence of any of the events described in this Section 8, in no case later than two (2) business days after the occurrence of such event.

8. **Remedies.**

(a) Upon an Event of Default and at any time thereafter, after any required notice and cure period, Lender may declare all amounts due under this Agreement immediately due and payable and shall have all the rights and remedies of a Lender under the UCC or as otherwise provided under applicable law. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such default, subject to any right to cure provided by applicable law, Lender may take immediate and exclusive possession of the Collateral and that Lender may liquidate the Collateral in whole or in part, at its sole discretion. **If Borrower does not meet its obligations under this Agreement, Borrower may lose the Collateral.**

(b) The proceeds of any sale or disposition of any part of the Collateral shall be distributed by Lender in the following order of priorities:

(i) to Lender for any reasonable costs, fees, or expenses incurred in connection with the sale or disposition of the Collateral, including any legal, accounting or other fees incurred to the extent permitted by law;

(ii) to Lender in an amount equal to any outstanding and unpaid Indebtedness under this Agreement and the Related Documents; and

(iii) any remaining surplus to Borrower or other secured party, as applicable, in accordance with the UCC or as a court of competent jurisdiction may direct.

(c) If an Event of Default shall have occurred and be continuing, after any required notice and cure period, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without prior notice to Borrower, any such notice being expressly waived by Borrower, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency or cryptocurrency) at any time held and other obligations (in whatever currency or cryptocurrency) at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower under this Agreement, any Related Document or any Contract to Lender or any of its affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not Lender or such affiliate shall have made any demand under this Agreement, any Related Document or Contract and although such obligations of Borrower are owed to an affiliate of Lender different from the affiliate holding such deposit or obligated on such indebtedness. The rights of Lender and each of its affiliates under this paragraph are in addition to other rights and remedies (including other rights of set-off) that Lender or such affiliate may have. Lender agrees to notify the Borrower promptly after such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application. Subject to the limitations and other provisions of this Agreement, the provisions of this Section 9(c) will survive the expiration or termination of this Agreement for a period of 12 months after such expiration or termination.

9. **Arbitration Provision.** If the Loan is made to a Borrower domiciled in the U.S. or Canada, please see Appendix A for the applicable Arbitration Provision.

10. **Payment Failure.** Except for Borrowers with an address in Minnesota as shown on the first page of this Agreement, Borrower agrees that Lender may assess an insufficient funds fee (a "**Payment Failure Fee**") of fifteen dollars (US$15.00) if any attempted dishonored check, negotiable order of withdrawal or share draft by Borrower to Lender is not collected by Lender for any reason, including if checks are returned after the second presentment or fail due to insufficient funds in any account from which a payment is to be made to Lender. For Borrowers with an address in Maryland as shown on the first page of this Agreement, Borrower agrees that Lender may assess a Payment Failure Fee of fifteen dollars ($15.00) if any check is dishonored after the second presentment. For Borrowers with an address in Missouri as shown on the first page of this Agreement, the Lender may impose charges assessed by any institution for processing a refused instrument plus the Payment Failure Fee. For Borrowers with an address in Pennsylvania as shown on the first page of this Agreement, then the Payment Failure Fee will not exceed the actual fees Lender is charged by a financial institution if any check or other instrument taken in payment is not honored on re-presentment for any reason. For Borrowers with an address in Utah as shown on the first page of this Agreement, if Borrower's check is dishonored on first presentment but later honored, then Borrower will not owe a Payment Failure Fee for that check. Only one Payment Failure Fee will be assessed on any dishonored payment. The amount of any Payment Failure Fee will be added to the balance due and payable on the next payment due date.

11. **Lender Appointed Attorney-In-Fact.** Except for Borrowers with an address in Minnesota or Illinois as shown on the first page of this Agreement, Borrower hereby appoints Lender Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time during the continuance of an Event of Default to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, except for a confession of judgment (but Lender shall not be obligated to and shall have no liability to Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Borrower hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

12. **Security Interest Absolute.** To the extent permitted by law, Borrower hereby waives demand, notice, protest, notice of acceptance of this Agreement, Collateral received or delivered and all other demands and notices of any description. To the extent permitted by law, all rights of Lender and liens and security interests hereunder, and all Indebtedness of Borrower hereunder, shall be absolute and unconditional irrespective of:

(a) Except for Borrowers with a residence in Alabama as shown on the first page of this Agreement, any illegality or lack of validity or enforceability of any Indebtedness or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Indebtedness,

or any amendment or other modification of this Agreement or any other agreement, including any increase in the Indebtedness resulting from any extension of additional credit or otherwise.

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Indebtedness;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Indebtedness;

(e) any default, failure or delay, willful or otherwise, in the payment of the Indebtedness;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Borrower against Lender; or

(g) Except for Borrowers with a residence in in Alabama as shown on the first page of this Agreement, any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Lender that might vary the risk of Borrower or otherwise operate as a defense available to, or a legal or equitable discharge of, Borrower or any guarantor or surety.

13. **Survival of Representations and Warranties**. Borrower understands and agrees that in making this Loan, Lender is relying on all representations, warranties and covenants made by Borrower in this Agreement, the Related Documents and in any certificate or other instrument delivered by Borrower to Lender under this Agreement. Such Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the execution of this Agreement and the funding of the advance, shall be continuing in nature, and shall remain in full force and effect until such time as all of Borrower's obligations under this Agreement shall be fully satisfied, or until this Agreement shall be terminated in the manner provided herein, whichever is the last to occur.

14. **Cost of Collection.** To the extent permitted by law, and except for Borrowers with a residence in Minnesota, Colorado, Ohio, Oklahoma, or Utah as shown on the first page of this Agreement, Borrower agrees to pay all costs and expenses, including collection expenses, and court costs, incurred by Lender in the collection or enforcement of this Agreement. For Borrowers with a residence in Utah as shown on the first page of this Agreement, Borrower will pay any collection cost Lender incurs, including reasonable attorney fees and court costs, as the law allows. If Lender hires a third-party collection agency to collect what Borrower owes, Borrower will also pay the lesser of: (a) the actual amount Lender is required to pay to the third-party collection agency, regardless of whether that amount is a specific dollar amount or a percentage of the amount owed to Lender; or (b) 40% of the amount owed to Lender. Borrower also agrees to pay any and all withholding taxes applicable to the Collateral, including any withholding taxes on any amounts so paid and, upon written request by Lender, shall furnish Lender with evidence of payment thereof.

15. **Refinancing this Loan**.

(a) To the extent (i) Borrower provides written notification to Lender that it has submitted a credit application for a new loan with Lender ("New Loan"), and (ii) requests in such notification that some or all the proceeds of the New Loan be used to make payment in full of all Indebtedness under this Loan, if Borrower's credit application for such New Loan is approved by Lender, then Lender shall apply the relevant portion of such New Loan to make payment in full of all (and no less than all) Indebtedness under this Loan.

(b) If this Agreement is terminated pursuant to Section 18 below upon payment of Indebtedness made in accordance with this Section 17, notwithstanding anything to the contrary herein, any Collateral remaining in the Depository Account shall be transferred to the depositary account for the New Loan as set forth in the related loan and security agreement. Any excess Collateral that remains after satisfying the requirements of the New Loan shall be transferred pursuant to Section 18 below.

16. **Termination**. This Agreement and the security interests created hereby shall automatically terminate upon the payment in full of all Indebtedness and performance of all obligations hereunder. At such time, and except as otherwise required by applicable law, Lender's sole obligations shall be to, at Borrower's request, (i) direct the Depository to transfer the remaining Collateral in the Depository Account to Borrower, at a wallet address provided by Borrower to Lender, and (ii) to authorize Borrower to terminate any UCC financing statements filed by Lender against Borrower with respect to the Collateral.

17. **Binding Effect**. All representations, warranties, covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender. Any such assignment in violation of this Section 19 shall be null and void.

18. **Caption Headings**. Caption headings in this Agreement and the Related Documents are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement or the Related Documents.

19. **Cumulative Rights; Non-Exercise**. Lender's rights under this Agreement are cumulative and shall not be construed as exclusive of each other unless otherwise required by law. The non-exercise by Lender of any rights or remedies under this Agreement shall not constitute a waiver thereof in that or any subsequent instance.

20. **Waiver**. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower shall constitute a waiver of any of Lender's rights or of the Borrower's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

21. **Entire Agreement; Integration**. This Agreement and the other Related Documents constitute the entire agreement among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Each Related Document, and any exhibit, schedule or similar addition to this Agreement or any Related Document, is hereby incorporated into this Agreement by this reference as though fully set forth herein.

22. **Severability**. If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

23. **Usury Savings Clause**. Lender and Borrower intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money or interest in excess of the maximum amount of interest (including all charges and fees) permitted to be charged by applicable law, from time to time.

24. **Notices**. Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, delivered by overnight delivery service, or via electronic mail, addressed as follows:

<u>If to Lender</u>:

JM DIGITAL, Inc

Jack Ma

<u>If to Borrower</u>:

Either party may change such addresses from time to time by providing notice as set forth above.

25. **USA Patriot Act Notice**. Lender hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "**Act**"), it may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

26. **Counting of Days.** Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days and not business days.

27. **Amendment**. This Agreement and the Related Documents constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration, amendment, modification, termination, discharge or waiver of any provision of this Agreement or any other Related Document, or consent to any departure by either party therefrom, shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration, amendment, modification, termination, discharge or waiver. Any such alteration, amendment, modification, termination, discharge or waiver shall be effective only for the specific purpose for which given.

28. **Bankruptcy**. The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in any proceeding commenced by or against Borrower under any provision of the

United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute (the "**Bankruptcy Code**") or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof or other provisions of the Bankruptcy Code or any similar federal or state statute.

29. **Governing Law; Acceptable Forums; Waiver of Jury Trial**. EXCEPT FOR THE ARBITRATION PROVISION, WHERE APPLICABLE, WHICH SHALL BE GOVERNED BY FEDERAL LAW, THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Lender so elects, be instituted in any court sitting in New Castle County, Delaware, (the "**Acceptable Forums**"). Borrower agrees that the Acceptable Forums are convenient to it and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum. Borrower irrevocably and unconditionally waives, tothe fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directlyor indirectly arising out of or relating to this Agreement or any Related Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). BORROWER UNDERSTANDS THAT BORROWER'S AGREEING TO THE APPLICABILITY OF DELAWARE VENUE ARE A MATERIAL FACTORIN LENDER'S WILLINGNESS TO ENTER INTO THIS AGREEMENT.

For Borrowers with an address in Ohio as shown on the first page of this Agreement:

THIS LOAN IS MADE PARTIALLY IN RELIANCE ON THE PROVISIONS OF SECTIONS 1321.62 TO 1321.702 OF THE OHIO REVISED CODE.

For Borrowers with an address in Maryland as shown on the first page of this Agreement;

THIS AGREEMNT WILL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, SPECIFICALLY TITLE 12, SUBTITLE 10 OF THE MARYLAND COMMERCIAL LAW ARTICLE.

33.**Facsimile Acceptance**. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by e-mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

34. Transferable Record. Borrower expressly agrees that this Agreement is a "transferable record" as defined in applicable law relating to electronic transactions and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable law.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

BORROWER

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

For and on behalf of
Meten Holding Group Ltd.

By: ______________________
Name:

Authorised Signatory

LENDER

JM DIGITAL, INC
JACK MA

Signature Page to Loan and Security Agreement

Please review and confirm the information below. Pay close attention and ensure the "Funding Currency" is accurate. Note that if funding your loan in Stablecoin, funds must be sent to a wallet that supports the specified currency or funds may be permanently lost. JM DIGITAL will not be responsible for any errors arising from an incorrectly specified Stablecoin currency or Destination Wallet Address.

Funding Currency. This must be US currency if the Borrower resides in California as shown on the first page of this Agreement.

Your loan will be funded in Stablecoin

(If you would like to be funded in Stablecoin, please skip to the "Stablecoin" selection below)

Stablecoin

Destination Wallet Address :

ERC20 USDT 0x177ac10880bc876d277500b2988881bb6cb5256c，500000USDT；

ERC20 USDT 0x178397052abec965c87d462b9252b4b1f51f2e23，500000USDT

(Please ensure that the Destination Wallet Address and Stablecoin Currency above are correct. Funds sent to an incorrect address may be permanently lost. JM DIGITAL will not be responsible for any errors arising from an incorrectly specified Stablecoincurrency or Destination Wallet Address

APPENDIX A: Loan Amount and Payment Schedule

Loan Payment Schedule

Loan Principal Amount	$1,000,000
Interest Rate	12%
Origination Fee	$20,000
Origination Fee %	[illegible]

	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	2023-04-01	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Beginning Debt	$1,000,000	[illegible]	$833,333	[illegible]	[illegible]	$583,333	$500,000	[illegible]	[illegible]	$250,000	[illegible]	[illegible]
(-) Principal Repayment	($83,333)	[illegible]	[illegible]	($83,333)	[illegible]	[illegible]	($83,333)	($83,333)	[illegible]	[illegible]	($83,333)	[illegible]
Ending Debt	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	$416,667	$333,333	[illegible]	[illegible]	$83,333	$0
Interest Payment	$10,000	$10,000	[illegible]	$10,000	$10,000	[illegible]	[illegible]	$10,000	$10,000	[illegible]	[illegible]	$10,000
Origination Fee	$20,000											
Total Monthly Payment	$113,333	$93,333	[illegible]	[illegible]	$93,333	[illegible]	[illegible]	$93,333	$93,333	[illegible]	[illegible]	$93,333